UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: October 2, 2009

(Date of earliest event reported)

ENTEROMEDICS INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-33818

Delaware	48-1293684
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2800 Patton Road, St. Paul, Minnesota 55113

(Address of principal executive offices, including zip code)

(651) 634-3003

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 2, 2009, EnteroMedics Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with Hudson Bay Overseas Fund, Ltd. and Hudson Bay Fund LP (together, the “Purchaser”) for the sale of 6,161,068 shares (the “Shares”) of its common stock in a “registered direct” offering, at a purchase price of $0.80 per share, for gross proceeds of approximately $4,928,854, before deducting estimated offering expenses and certain other fees. The Shares are being offered pursuant to a Registration Statement on Form S-3 (file no. 333-161702) that was previously filed by the Company and declared effective by the Securities Exchange Commission. Canaccord Adams Inc. acted as sole placement agent for the offering. The closing is expected to occur on or about October 7, 2009, subject to satisfaction of customary closing conditions.

Pursuant to the Securities Purchase Agreement, the Company granted the Purchaser a right of first refusal such that for two years after the closing date of the transaction, if the Company authorizes the sale of any equity security, or any rights, options, warrants or convertible or exchangeable securities entitling the holders thereof to subscribe for, purchase or otherwise acquire any equity security of the Company (“Share Equivalents”), the Company must first offer to sell to the Purchaser up to $10,000,000 of such equity securities or Share Equivalents before offering the equity securities or Share Equivalents to any other person. The Securities Purchase Agreement also provides that the Company may not undertake a forward or reverse stock split or reclassification of its common stock for one year following the closing date of the transaction without the prior written consent of the Purchaser holding a majority in interest of the Shares. In addition, pursuant to the Securities Purchase Agreement, if the Company fails to materially comply with any covenant or agreement contained in the Securities Purchase Agreement, the Company is required to pay liquidated damages to the Purchaser on the occurrence of such event and each month until such event is cured. The amount of the liquidated damages would equal 1.5% of the subscription amount of the Shares then held by the Purchaser, but may not exceed a maximum aggregate amount equal to 10% of the original subscription amount of the Purchaser. If the Company pays only partial liquidated damages, it is required to pay interest to the Purchaser of the unpaid amount at a rate of 18% per year (or a lesser amount that is permitted to be paid by applicable law), accruing daily from the date such partial liquidated damages were due until they are paid in full with interest.

Other than through the Securities Purchase Agreement, the Purchaser does not have any material relationships with the Company or any subsidiary of the Company.

The foregoing summary of the terms of the Securities Purchase Agreement is subject to, and qualified in its entirety by, the form of Securities Purchase Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Securities Purchase Agreement, dated as of October 2, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTEROMEDICS INC.

By:	/s/ GREG S. LEA
Greg S. Lea
Senior Vice President and Chief Financial Officer

Date: October 5, 2009

EXHIBIT INDEX

Exhibit Number	Description
10.1	Securities Purchase Agreement, dated as of October 2, 2009.